                                                                  EXHIBIT 10.31


                                   $1,500,000


                          LOAN AND SECURITY AGREEMENT


                                    BETWEEN


                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                  the Lender,



                                      AND



                          LEISURE BELLE CRUISE L.L.C.
                                 the Borrower,



                                 GUARANTEED BY


                         LEISURE TIME TECHNOLOGY, INC.,

                           LEISURE LADY CRUISE CORP.


                                      AND


                      LEISURE TIME CASINOS & RESORTS, INC.
                                the Guarantors.



                               December 17, 1998

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01.     Certain Defined Terms .............................1
         Section l.02.     Computation of Time Periods .......................8

                                   ARTICLE II

                          AGREEMENT TO MAKE THE LOAN;
                       DRAWDOWN AND REPAYMENT PROVISIONS

         Section 2.01.     Agreement to Make Loan ............................9
         Section 2.02.     Drawdown Procedures................................9
         Section 2.03.     Advance of Amount in Escrow Account ...............9
         Section 2.04.     The Note .........................................10
         Section 2.05.     Interest Rate.....................................10
         Section 2.06.     Prepayments.......................................10
         Section 2.07.     [Intentionally Omitted]
         Section 2.08.     Payments and Computations ........................10
         Section 2.09.     Interest on Overdue Amounts, etc.  ...............11

                                  ARTICLE III

                                    GUARANTY

         Section 3.01.     Guaranty, etc.....................................11

                                   ARTICLE IV

                                    SECURITY

         Section 4.01.     Vessel............................................11
         Section 4.02.     Other Personal Property...........................12


                                   ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.01.     Conditions Precedent ............................13

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Section 6.01.     Representations and Warranties...................14

                                  ARTICLE VII

                         GENERAL COVENANTS OF BORROWER

         Section 7.01.     Affirmative Covenants............................18
         Section 7.02.     Negative Covenants...............................25

                                  ARTICLE VIII

                           EVENTS OF DEFAULT; REMEDES

         Section 8.01.     Events of Default, Remedies, etc. ...............27

                                   ARTICLE IX

                                 MISCELLANEOUS

         Section 9.01.     Amendments, etc..................................31
         Section 9.02.     Notices, etc.  ..................................31
         Section 9.03.     GOVERNING LAW.  .................................32
         Section 9.04.     Service of Process and Consent to Jurisdiction;
                              Waiver of Immunity............................32
         Section 9.05.     No Remedy Exclusive..............................33
         Section 9.06.     Payment of Costs.................................33
         Section 9.07.     Further Assurances...............................33
         Section 9.08.     Counterparts.....................................34
         Section 9.09.     Headings.........................................34
         Section 9.10.     Severability.....................................34
         Section 9.11.     Survival.........................................34

         EXHIBIT A - Form of Earnings Assignment
         EXHIBIT B - Form of First Preferred Mortgage

EXHIBIT C - Form of Guaranty Agreement
EXHIBIT D - Form of Insurances Assignment
EXHIBIT E - Form of Promissory Note
EXHIBIT F - Form of Trademark Security Agreement

Appendix A - Form of Drawdown Notice

Schedule 1 - Description of Additional Collateral

                          LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made this 4th day of December, 1998, by and between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), and LEISURE BELLE CRUISE L.L.C., a Colorado limited liability company (the "Borrower").

                                   RECITALS:

         The Borrower has applied to GE Capital for a loan in the principal amount of $1,500,000, the proceeds of which will be used (a) to finance a portion of the cost to acquire and outfit the motor vessel named BILOX1 BELLE, Official No. 985792 (the "Vessel") duly documented in the name of the Borrower, and (b) to pay for certain additional renovations and improvements to the Vessel, and for no other purposes.

         As security for said loan, the Borrower proposes to grant to GE Capital, among other things, a first preferred mortgage on the Vessel and a first priority security interest in (a) all non-gaming equipment and other personal property used in connection with the operation of the Vessel and (b) all earnings, insurances and requisition compensation of the Vessel.

         As inducement to GE Capital to make the loan to the Borrower, Leisure Time Technology, Inc., Leisure Lady Cruise Corp., and Leisure Time Casinos & Resorts, Inc., each have agreed unconditionally and irrevocably to guarantee all obligations of the Borrower to GE Capital as set forth in this Agreement and in each of the other documents now or hereafter executed, evidencing, guaranteeing or securing the loan.

         GE Capital is willing to make the requested loan to the Borrower, upon the conditions and subject to the terms hereof.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. Certain Defined Terms. In this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:

         "Advances" means and collectively refers to any and all cash dividends, loans, management fees, payments, advances or other distributions, fees or compensation of any kind or character whatsoever, but shall not include consideration paid for tangible and intangible assets in an arms length exchange for fair market value, trade payments made and other payments for liabilities incurred in the ordinary course of business or compensation to officers, directors and employees of the Borrower in the ordinary course of business or compensation to consultants and investment bankers paid in an arms length transaction for fair market value for the purpose of pursuing or investigating prospective business opportunities or business combinations.

         "Agreement" means this Loan and Security Agreement.

         "Auditors" means Ehrhardt Keefe Steiner & Hattman P.C. or other comparable first class independent certified public accountants.

         "Borrower" means LEISUREBELLE CRUISE L.L.C., a Colorado limited liability company.

         "Business Day" means any day other than a day on which banks are closed for business in the State of New York or Georgia.

         "Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

         "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

                  (a) Government Securities maturing within one (1) year after the date of the making of the Investment;

                  (b) readily marketable direct obligations of any State of the United States of America given on the date of such Investment a credit rating of at least AA by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., in each case maturing within one (1) year from the making of the Investment;

                  (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any bank incorporated under the laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least Two Hundred Fifty Million Dollars ($250,000,000), or total assets of at least Five Billion Dollars ($5,000,000,000), in each case maturing within one (l) year after the date of the making of the Investment;

                  (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital surplus and undivided profits of at least Five Hundred Million Dollars ($500,000,000), or total assets of at least Fifteen Billion Dollars ($15,000,000,000) in each case maturing within one (1) year after the date of the making of the Investment;

                  (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section l5(b) of the Securities Exchange Act of 1934 having on the date of the Investment capital of at least One Hundred Million Dollars ($ 100,000,000), maturing within thirty (30) days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                  (f) readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clauses (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A- 1 by Standard & Poor' s Ratings Group, in each case maturing within three hundred sixty-five (365) days after the date of the making of the Investment;

                  (g) "money market preferred stock" issued by a corporation incorporated under the laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least AA by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Group, in each case having an investment period not to exceed fifty (50) days; provided that (i) the amount of all such Investments issued by the same issuer does not exceed Five Million Dollars ($5,000,000) and (ii) the aggregate amount of all such Investments does not exceed Fifteen Million Dollars ($ 15,000,000); and

                  (h) a readily redeemable "money market mutual fund" advised by a bank described in clauses (c) or (d) hereof, or an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least One Billion Dollars ($1,000,000,000).

         "Casino Gaming Operations" means the gaming operations conducted aboard the Vessel as permitted under applicable law.

         "Charter" means any demise charter, time charter, voyage charter, contract of affreightment and other agreement for the use or hire of the Vessel (including all extensions, modifications and renewals thereof).

         "Collateral" has the meaning set forth in Section 4.02.

         "Collateral Account" has-the meaning set forth in Section 7.01(k).

         "Contingent Liabilities" shall mean, as to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness, leases or dividends ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided. however. that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Default" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

         "Default Date" has the meaning set forth in Section 2.09.

         "Default Rate" has the meaning set forth in Section 2.09.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Drawdown Date" means the date upon which the Borrower has requested an advance of the Loan be advanced to it pursuant to Section 2.02 or (as the context requires) the date on which such an advance of the Loan is actually advanced to the Borrower hereunder.

         "Drawdown Notice" means a Notice in the form set out in Appendix A (or such other form as GE Capital may approve or require).

         "Drawdown Period" means the period commencing on the date hereof, and ending on May 4, 1999.

         "Earnings Assignment" means the Earnings Assignment dated the date hereof, given by the Borrower in favor of GE Capital, granting GE Capital a security interest in all freights, hire and other earnings of the Vessel, in the form attached hereto as Exhibit A.

         "Escrow Agreement" means the Escrow Agreement dated the date hereof, given by the Borrower in favor of GE Capital.

         "Event of Default" and "Events of Default" means any one or more of the events specified in Section 8.01.

         "First Preferred Mortgage" means the First Preferred Mortgage dated the date hereof, given by the Borrower in favor of GE Capital over the Vessel, in the form attached hereto as Exhibit B.

         "Fiscal Quarter" means the consecutive three (3) month periods during each Fiscal Year beginning on July 1, October 1, January 1 and April 1, and ending on September 30, December 31, March 31 and June 30, respectively.

         "Fiscal Year" means the fiscal year period beginning July 1 of each calendar year and ending on the following June 30.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "Gaming Authorities" means, without limitation, the applicable governmental or administrative federal, state or local agency involved in the regulation of gaming and gaming activities conducted by the Borrower.

         "Gaming Devices" means slot machines and other devices which constitute gaming devices and related equipment.

         "Gaming Permits" means collectively every license, permit or other authorization, if any, required to own, operate and otherwise conduct gaming operations on board the Vessel.

         "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America

         "Guarantors" means Leisure Time Technology, Inc., a Georgia corporation, Leisure Lady Cruise Corp., a Colorado Corporation, and Leisure Time Casinos & Resorts, Inc., a Colorado corporation, their successors and permitted assigns.

         "Guaranties" means the various Guaranty Agreements of even date herewith, to be executed by the Guarantors in favor of GE Capital, substantially in the form attached hereto as Exhibit C.

         "Hazardous Materials" means and includes hazardous substances as defined in CERCLA; oil of any kind, petroleum products and their by-products, including, but not limited to, sludge or residue; asbestos containing materials; polychlorinated biphenyls; any and all other hazardous or toxic substances; hazardous waste, as defined in CERCLA, medical waste; infectious waste; those substances listed in the United States Department of Transportation Table (49 C.F.R ss.172.101); explosives; radioactive materials; and all other pollutants, contaminants and other substances regulated or controlled by the environmental laws and any other substance that requires special handling in its collection, storage, treatment or disposal under the environmental laws of any jurisdiction.

         "Insurances Assignment" means the Insurances Assignment dated the date hereof, given by the Borrower in favor of GE Capital, granting GE Capital a security interest in all insurances now or hereafter taken out with respect to the Vessel, all premium rebates and all proceeds thereof and otherwise substantially in the form attached hereto as Exhibit D.

         "Interest Expense" means, with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, charges and related expenses paid or payable (without duplication but including capitalized interest) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expenses" under GAAP, plus (ii) the portion of the up front costs and expenses for Interest Rate Hedges (to the extent not included in (i) fairly allocated to such Interest Rate Hedges as expenses for such period, plus (iii) the portions of Capital Leases Liabilities that should be treated as interest in accordance with GAAP.

         "Interest Rate Hedge" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements, basis swap, forward rate agreement and interest collar or floor agreements and all other agreements or arrangements designated to protect such Person against fluctuations in interest rates or currency exchange rates.

         "Investment" means when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

         "Loan" has the meaning given in Section 2.01.

         "Loan Documents" mean collectively this Agreement, the Note, the Guaranties, the First Preferred Mortgage, the Earnings Assignment, the Insurances Assignment, and the UCC-1 Financing Statements.

         "Note" means the Promissory Note dated the date hereof, issued by the Borrower to the order of GE Capital, in the original principal amount of $1,500,000, and otherwise in the form attached hereto as Exhibit E.

         "Obligations" means collectively and includes all indebtedness, liabilities and obligations of any kind and nature whatsoever of the Borrower to GE Capital, both now existing and hereafter arising under, as a result of, on account of, or in connection with, this Agreement, the Note, any of the other Loan Documents or any amendments or modifications thereto, restrictions thereof and supplements thereto made at any time and from time to time hereafter, whether or not such obligation is reduced to judgment, liquidated or unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such obligation is discharged, stayed or otherwise affected by any proceeding referred to in
Section 8.01(j) or 8.01(k) hereof.

         "Permitted Liens" means (i) liens in favor of GE Capital, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the reasonable judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, (iii) inchoate materialmen's, mechanic's, repairmen's and similar maritime liens arising by operation of law in the normal course of business for amounts which are not delinquent, and (iv) liens for crew's wages, general average and salvage.

         "Person" means any individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

         "Prepayment Premium" means an amount equal, at any time, to two percent (2.0%) of the principal balance of the Loan being prepaid by the Borrower.

         "Total Loss" means the occurrence of: (i) the actual or constructive total loss or compromised, agreed or arranged total loss of the Vessel; or (ii) the loss, theft or destruction of the Vessel or damage thereto to such extent as shall make repair thereof uneconomical or shall render the Vessel permanently unfit for normal use for any reason whatsoever, or (iii) the capture, seizure, arrest, detention, condemnation, confiscation or requisition for more than thirty days, forfeiture or other taking of title to or use of the Vessel by any government or by persons acting or purporting to act on behalf of any government (as established to the reasonable satisfaction of GE Capital; or (iv) the loss, suspension, material adverse modification or revocation by any governmental authority of any the Borrower's authority to operate the Vessel; or (v) the loss, suspension, revocation, or material adverse modification of the Borrower's authority to operate its gaming operations on the Vessel, unless the Borrower has the ability to move the Vessel to another jurisdiction where such operations are permitted, and the Borrower moves the Vessel to such a jurisdiction and takes all necessary steps to perfect GE Capital's first lien upon the Vessel, within 10 days after such loss, suspension, revocation or modification.

         "Trademark Security Agreement" means the Trademark Security Agreement in the form of Exhibit F hereof, to be executed and delivered by the Borrower to GE Capital pursuant to Section 5.02 hereof.

         "Vessel" means the 1983-built vessel known as the BILOXI BELLE, Official No. 985792, duly documented in the name of the Borrower under the laws and flag of the United States of America.

         Section 1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding."

                                   ARTICLE II

                          AGREEMENT TO MAKE THE LOAN;
                       DRAWDOWN AND REPAYMENT PROVISIONS

         Section 2.01. Agreement to Make Loan. On and subject to the terms and conditions of this Agreement, and in reliance upon each of the Borrower's representations and warranties contained herein, GE Capital agrees to lend to the Borrower up to ONE MILLION FTVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) (the "Loan") for the purposes set forth in the Recitals, and for no other purpose. On the date hereof, GE Capital will advance the entire amount of the Loan. A portion of the proceeds of the Loan in the amount of $125,000 will be deposited in an escrow account to be maintained in the name of GE Capital at a financial institution (the "Escrow Account"), subject to the terms and conditions hereinafter set forth, not more frequently than once per month during the Drawdown Period, GE Capital shall, subject to the terms and conditions hereinafter set forth make advances from the Escrow Account to reimburse the Borrower for not more than 90% of the cost of non-gaming equipment (acceptable to GE Capital in all respects) installed on the Vessel and improvements to the Vessel satisfactory to GE Capital in all respects. Time is of the essence.

         Section 2.02. Drawdown Procedures. The Borrower may request GE Capital to advance the proceeds of the Escrow Account by delivering to GE Capital a duly completed Drawdown Notice (which shall be irrevocable) to be received by GE Capital not later than 1 1:00 a.m. E.S.T. one (1) Business Day prior to the applicable Drawdown Date. The Borrower's ability to request advances from the Escrow Account hereunder shall expire upon the close of business, E.S.T. on May 22, 1999; provided, however, that such obligation shall terminate automatically upon the occurrence of a Default or an Event of Default. With respect to any advance of the Escrow Account, the Drawdown Notice shall be accompanied by (a) an invoice for the item(s) of equipment covered by such draw request, (b) an acceptance certificate signed by the Borrower, (c) where applicable, a bill of sale, and (d) a receipt marked "paid.".

         Section 2.03. Advance of Amount in Escrow Account. Subject to the terms of this Agreement, GE Capital shall make advances to the Borrower from the Escrow Account on each Drawdown Date by paying the proceeds thereof to the Borrower to reimburse the Borrower for documented equipment costs previously paid by the Borrower.

         Section 2.04. The Note. The Loan shall be evidenced by a single promissory note payable by the Borrower to the order of GE Capital, in the form attached hereto as Exhibit A (the "Note"). The Note shall be dated as of the date hereof and shall be in the original face amount of $1,500,000. GE Capital shall maintain an escrow account with respect to all advances of the Escrow Account and all payments on account thereof. Prior to any transfer of the Note, GE Capital shall endorse on the schedules forming a part thereof appropriate notations (or shall otherwise provide any transferee with appropriate written notice) evidencing the date and the amount of each payment of principal made by the Borrower with respect thereto. GE Capital is hereby irrevocably authorized by the Borrower to so endorse the Note, and to attach and to make a part of the Note, such schedules as and when required.

         Section 2.05. Interest Rate. The unpaid principal balance of the Note shall bear interest from the date hereof until paid in full at the rate of 8.90% per annum (in no event to exceed the maximum rate allowed by law).

         Section 2.06. Prepayments.

                  (a) Optional Prepayment The Borrower shall have the right to prepay the Note in whole but not in part at any time upon thirty (30) days' prior written notice to GE Capital by paying to GE Capital the then unpaid principal balance of the Note, together with all accrued interest thereon and all other sums then due hereunder and under each of the other Loan Documents, plus the Prepayment Premium.

                  (b) Mandatory Prepayments.

                           (i) In the event that the Vessel is sold, the
Borrower shall pay to GE Capital the then unpaid principal balance of the Note, together with all accrued interest thereon and other sums then due hereunder and under each any of the other Loan Documents.

                           (ii) In the event the Vessel sustains a Total Loss,
the Borrower shall pay to GE Capital the then unpaid principal balance of the Note, together with all accrued interest thereon and all other sums then due hereunder and under each of the other Loan Documents.

         Section 2.07. [Intentionally Omitted]

         Section 2.08. Payments and Computations.

                  (a) All payments to be made by the Borrower hereunder, under the Loan Documents and/or under any instrument delivered in connection herewith or therewith shall be made in lawful money of the United States of America, in immediately available and freely transferable funds, to GE Capital at its offices at 44 0ld Ridgebury Road, Danbury, Connecticut 06810-5105, free and clear of and without deduction for any and all present and future taxes, withholdings or other charges imposed on such payment. Should any such taxes, withholdings or other charges be imposed on any such payment, the Borrower will pay them and remit to GE Capital an amount equal to what should have been received had such a tax, withholding or other charge not been imposed.

                  (b) All computations of interest shall be made by GE Capital on the basis of a 360-day year, twelve 30-day months, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  (c) When ever any payment to be made hereunder or under any of the other Loan Documents is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest

         Section 2.09. Interest on Overdue Amounts, etc. In the event that any payment of principal, interest or other sum due hereunder or under any of the other Loan Documents is not made when due (whether by acceleration, at maturity or otherwise) (each, a "Default Date"), the Borrower shall pay to GE Capital, upon demand, interest thereon until such past due amount, together with all accrued interest thereon, is paid in full, at the rate equal to 11.90% per annum (the "Default Rate").

                                   ARTICLE III

                                    GUARANTY

         Section 3.01. Guaranty, etc. In order to induce GE Capital to make the Loan to the Borrower, the Guarantors shall unconditionally and irrevocably guarantee the full and punctual payment and performance of the Obligations, and, in furtherance thereof, each shall execute and deliver to GE Capital in form and substance satisfactory to GE Capital, a Guaranty.

                                   ARTICLE IV

                                    SECURITY

         Section 4.01. Vessel. The Borrower shall execute and deliver, or cause the Guarantors to execute and deliver, to GE Capital, in form and substance satisfactory to GE Capital, the following documents:

                  (i)      the First Preferred Mortgage;

                  (ii)     the Earnings Assignment;

                  (iii)    the Insurances Assignment;

                  (iv)     the Trademark Security Agreement; and

                  (v)      the Escrow Agreement.

         In addition to the foregoing, the Borrower shall also promptly deliver, or cause to be delivered, to GE Capital: (i) a certified copy of the Certificate of Documentation for the Vessel; (ii) the Letter to the Master of the Vessel and Master's acknowledgment of his compliance with the terms thereof duly executed by the Master or other authorized individual; (iii) the form of Notice of Mortgage; (iv) upon filing, a copy of the certified extract of preferred mortgage index and certificate of ownership, evidencing the recording of the First Preferred Mortgage and showing the Vessel to be free and clear of all recorded liens, mortgages and other encumbrances other than the First Preferred Mortgage in favor of GE Capital; (v) originals or copies of all cover notes, letters of undertaking and certificates of entry evidencing the insurances covering the Vessel; (vi) written advice from the Borrower's insurance brokers of the insurances currently in place and an opinion (to the extent the brokers are willing to provide the same) of such insurance brokers, satisfactory to GE Capital, to the effect that such insurances comply with the applicable provisions of this Agreement; (vii) the agreement by the Borrower's insurance brokers (to the extent the brokers are willing provide the same) in form and substance satisfactory to GE Capital, whereunder the insurances of the Vessel and all claims there under will not be affected by non-payment of premiums on any other insurances maintained by the Borrower,
(viii) appropriate Uniform Commercial Code financing statements executed by the Borrower with respect to the security interests created pursuant hereto; (ix) the certificates of good standing for each of the Borrower and the Guarantors; and (x) the opinions of legal counsel to the Borrower and the Guarantors' satisfactory to GE Capital.

         Section 4.02. Other Personal Property. As additional security for the full and punctual payment and performance of its Obligations, the Borrower does hereby give, grant, and assign to GE Capital a security interest in and lien on all property identified on Schedule 1 hereto, and in and to any and all additions, substitutions, replacements and exchanges therefor and any and all insurance and/or other proceeds thereof (all of the foregoing, together with the Vessel, being hereinafter referred to as the "Collateral").

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.01. Conditions Precedent. GE Capital's agreement to enter into this Agreement and to make the Loan to the Borrower is subject to the condition precedent that GE Capital shall have received on or before the date hereof the following, each in form and substance satisfactory to GE Capital:

                  (a) certified copies of the Articles of Organization of the Borrower, and the resolutions of the members of the Borrower approving this Agreement, the Note and each of the other Loan Documents and evidence of other necessary limited liability company actions and governmental approvals if any, which are required with respect to this Agreement, the Note and the other Loan Documents, along with a certificate of incumbency for each person signing any of the Loan Documents on behalf of the Borrower and evidence of the Borrower's organization and good standing;

                  (b) certified copies of the certificate of incorporation and bylaws of each of the Guarantors and the resolutions of the Board of Directors of each of the Guarantors authorizing the execution and delivery of its Guaranty and the performance by it of its obligations thereunder, along with a certificate of incumbency for each person signing the Guaranty on its behalf and evidence of each Guarantor's incorporation and good standing in the state of its incorporation;

                  (c) this Agreement;

                  (d) the Note;

                  (e) the Guaranties;

                  (f) the First Preferred Mortgage;

                  (g) the Earnings Assignment;

                  (h) the Insurance Assignment

                  (i) the Escrow Agreement

                  (j) the Form UCC-1 Financing Statements;

                  (k) the opinions of counsel for the Borrower and each of the Guarantors;

                  (l) copies of all governmental or other consents or approvals necessary in connection with the execution, delivery and performance of the Loan Documents; and

                  (m) copies of all documentation relating to the sale of the Vessel to the Borrower.

         All filings and recordings to the extent permitted or required by applicable law shall have been duly made by the Borrower or, at the option of GE Capital, provided for and all other action shall have been taken as may be required by GE Capital to perfect the security interests and mortgage liens granted by the First Preferred Mortgage and any of the other Loan Documents, all proceedings taken in connection with the Loan Documents shall be reasonably satisfactory to GE Capital, and GE Capital shall have received copies of such documents as GE Capital reasonably may request in connection therewith, all in form and substance reasonably satisfactory to GE Capital.

         Section 5.02. Conditions Subsequent. In consideration of GE Capital's agreement to make the Loan to the Borrower, the Borrower further agrees that within thirty (30) days of the date hereof, the Borrower will file an application to register the trade name BILOXI BELLE, or the new name to be given to the Vessel, with the United States Patent and Trademark Office in Washington, D.C. The Borrower will diligently pursue registration of said trade name and advise GE Capital once the trade name has been so registered. Contemporaneously with its filing of its application for registration of the trade name BILOXI BELLE (or such new name), the Borrower will file, or cause to be filed, with the U.S. Patent and Trademark Office an original copy of the Trademark Security Agreement, with instructions that once said Trademark Security Agreement has been recorded, notification thereof should be sent to GE Capital at its address provided herein.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Section 6.01. Representations and Warranties. The Borrower hereby represents and warrants as follows:

                  (a) Organization and Powers. It is, and will remain, a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and is, and will remain, duly qualified and authorized to transact business as a foreign limited liability company in good standing wherever failure to so qualify would have a material adverse affect on the Borrower's business operations or financial condition.

                  (b) Power and Authority. It has the full power and authority to enter into, and to perform its obligations, under this Agreement and each of the other Loan Documents to which it is a party and to own and operate its business as presently contemplated. Additionally, the Borrower has the full power and authority to grant to GE Capital a security interest in and lien on the Collateral described herein.

                  (c) Authorization. It has duly authorized by all requisite limited liability company action the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party, and the execution, delivery and performance by it of such Loan Documents will not violate any provision of law, any order of any court or other agency of government, its Articles of Organization or Operating Agreement, or any indenture, agreement or other instrument to which it is a party, or by which it or any of its property or assets is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lies, charge or encumbrance of any nature whatsoever upon any property or assets of it other than as otherwise permitted, required or contemplated by the Loan Documents.

                  (d) Enforceability. This Agreement and each of the other Loan Documents to which it is a part constitutes the legal, valid and binding agreements of the Borrower, enforceable under all applicable laws in accordance with the terms thereof, except to the extent limited under the applicable bankruptcy and insolvency laws.

(e) Litigation. Except as set forth in Schedule 6.01 (e), there are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or its property at law, in equity or in admiralty, or before or by any governmental authority, department, commission, bureau, board, agency or instrumentality, domestic or foreign, (i) which either individually or in the aggregate might materially adversely affect (A) its financial condition, operations or affairs, or (B) its ability to perform its obligations hereunder, under the Note or under any of the other Loan Documents, or (ii) if any such actions, suits or proceedings exist, in the opinion of independent nationally recognized counsel and/or auditors (including its present Auditors) for the Borrower (a copy of which opinion has been provided to GE Capital) such actions, suits or proceedings are not likely to adversely affect the same. It is not in default with respect to any material order, writ, injunction, decree or demand of any court or governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  (f) Financial Condition. Except as previously disclosed to GE Capital in writing, there has been no material adverse change in the Guarantors' financial condition, operations or affairs as reflected in its 1998 year-end audited financial statements, or in the Guarantors' unaudited financial statements for the period ending September 30, 1998, copies of which were delivered by the Borrower and/or the Guarantors to GE Capital. Such financial statements fairly represent the balance sheet of the Guarantors on the respective dates thereof and were prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and in the case of the 1997 year-end financial statements certified by the Auditors.

                  (g) No Sovereign Immunity. It is subject to private commercial law and to suit in connection with matters relating to this Agreement, the Note and the other Loan Documents, and neither it nor any of its property has any right to immunity from suit or attachment on the grounds of sovereignty or on any other grounds. The execution, delivery and performance of this Agreements the Note and the other Loan Documents constitute commercial acts by it, in connection with its commercial activities.

                  (h) Tax Returns. It has filed or has caused to have been filed all tax returns which, to its knowledge, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate and diligent legal proceedings and adequate reserves therefor have been established as required under generally accepted accounting principles.

                  (i) Compliance with Law: Licenses and Permits. To the best of its knowledge after due inquiry, it is not in violation of any material law, ordinance, governmental rule or regulation to which it is subject, and it has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business.

                  (j) Government Consents. Neither the execution and delivery by it of this Agreement, the Note and any of the other Loan Documents, nor the consummation by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency, domestic or foreign, other than the filing and recording of the First Preferred Mortgage with the United States Coast Guard, Office of Vessel Documentation, in Falling Waters, West Virginia and of the UCC-1 financing statements with the appropriate filing officers in the States of Colorado, ________________, and __________________.

                  (k) Ownership of Collateral. The Borrower has good and marketable title to the Collateral free and clear of all liens and other encumbrances other than Permitted Liens. Upon the filing and recording of the First Preferred Mortgage with the United States Coast Guard, Office of Vessel Documentation in Falling Waters, West Virginia (the only place where such filing and recording is required to perfect such interest), GE Capital will have a first preferred mortgage lien on the Vessel and her freights, all as more fully provided for in the First Preferred Mortgage. Upon the filing of the Form UCC-1 Financing Statements with the Secretary of State of the States of Colorado, _______________, and ________________ and the Clerk of the Circuit Court of
______________ County, ________________ (the only place where such filings are required to perfect GE Capital's interest in the collateral covered thereby), GE Capital will have a first priority interest in the property identified on
Schedule 1 attached hereto.

                  (l) Principal Place of Business: Tradenames. The address stated in Section 9.02 hereof is the principal place of business and chief executive office of the Borrower, and the Borrower does not conduct business under a trade, assumed or fictitious name.

                  (m) Margin Stock. None of the proceeds from the Loan will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 C.F.R Part 207), or "margin stock" within the meaning of Regulation U (12 C.F.R Part22 1), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock") or for any other purpose that might make the transactions contemplated herein a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or the Small

Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                  (n) ERISA. With respect to any "pension plan" as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), which plan, if any, is now or previously has been maintained or contributed to by the Borrower and/or by any member ("Commonly Controlled Entity") of a group of trades or businesses that includes the Borrower and that is under common control within the meaning of Sections 41 4(b) and/or (c) of the Code that: (a) no "accumulated funding deficiency" as defined in Code ss.412OrERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no "reportable event" as defined in ERISA ss.4043 has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) except as previously disclosed to GE Capital in writing, neither the Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any multiemployer plan; (e) except as previously disclosed to GE Capital in writing, neither the Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any multi employer plan; (f) no multi employer plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by the Borrower or any Commonly Controlled Entity that such a multi employer plan will be placed in "reorganization". The Borrower represents and warrants to GE Capital with respect to any pension plan which the Borrower and/or any Commonly Controlled Entity maintains or contributes to, either now or in the future, that: (a) such bonding as is required under ERISA ss.412 will be maintained; (b) as soon as practicable and in any event within fifteen (15) days after the Borrower or any Commonly Controlled Entity knows or has reason to know that a "reportable event" has occurred or is likely to occur, the Borrower will deliver to GE Capital a certificate signed by its chief financial officer setting forth the details of such "reportable event"; (c) neither the Borrower nor any Commonly Controlled Entity will: (i) engage in or permit any "prohibited transaction" (as defined in ERISA ss.406 or Code ss.4975) to occur, (ii) cause any "accumulated funding deficiency" as defined in ERISA ss.302 and/or Code ss.412, (iii) terminate any pension plan in a manner that could result in the imposition of a lien on the property of the Borrower or any Subsidiary pursuant to ERISA ss.4068, (iv) terminate or consent to the termination of any multi employer plan, (v) incur a complete or partial withdrawal with respect to any multi employer plan within the meaning of ELSA ss.ss.4203 and 4205, and (d) within fifteen (15) days after notice is received by the Borrower or any Commonly Controlled Entity that any multi employer plan has been or will be placed in "reorganization" within the meaning of ERISA ss.4241, the Borrower will notify GE Capital to that effect Upon GE Capital's request, the Borrower will deliver to GE Capital a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "'defined benefit plan", as defined in ERISA ss.3(35).

                  (o) Condition of Collateral. The Collateral is in good condition and repair.

                  (p) Recitals. The Recitals to this Agreement are true and accurate in each and every respect and are all incorporated by reference herein.

                                  ARTICLE VII

                         GENERAL COVENANTS OF BORROWER

         Section 7.01. Affirmative Covenants. So long as this Agreement remains in effect and until all the Borrower's Obligations have been satisfied in full, the Borrower hereby covenants with GE Capital as follows:

                  (a) Financial Statements. It shall furnish, or cause to be furnished, to GE Capital (i) as soon as possible and in no event more than one hundred twenty (120) days after the end of each Fiscal Year of Leisure Time Casinos & Resorts, Inc., a copy of Leisure Time Casinos & Resorts, Inc.'s and its subsidiaries' consolidated and consolidating financial statements, prepared in accordance with GAAP and certified by the Auditors as of the end of such period, including a balance sheet and related profit and loss and surplus statements, and reflecting any changes in working capital; (ii) as soon as possible and in no event more than sixty (60) days after the close of each Fiscal Quarter of Leisure Time Casinos & Resorts, Inc., similar financial statements to those referred to in (i) above, unaudited but certified by Leisure Time Casinos & Resorts, Inc.'s, chief financial officer, and (iii) as soon as available, copies of all statements filed with the Securities and Exchange Commission or any successor agency; and (iv) such other financial or other information as GE Capital may from time to time reasonably request. Such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis.

                  (b) Limited Liability Company Existence. The Borrower shall at all times maintain its limited liability company existence and shall not, without GE Capital's prior written consent, dissolve or otherwise dispose of all or substantially all of its assets, in one transaction or a series of transactions, or consolidate with or merge into another entity.

                  (c) Capital Stock. Leisure Time Casinos & Resorts, Inc. shall continue to own all of the Borrower's issued and outstanding capital stock.

                  (d) Reports. The Borrower shall promptly notify GE Capital in writing of (i) any change in its name, (ii) the relocation of its chief executive offices, (iii) any notices received by it and/or the Guarantors from any other lender notifying it (them) of its (their) failure to comply with, honor, abide by, or carry out any of the terms of any documentation executed and delivered in connection with any indebtedness in excess of $250,000.

                  (e) Mortgage Supplements. The Borrower shall at any time, upon request of GE Capital execute and deliver to GE Capital one or more amendments or supplements to the First Preferred Mortgage, in form and substance satisfactory to GE Capital, for the purpose of insuring that the amount and other terms of the First Preferred Mortgage are adequate to provide GE Capital with security for the Loan

                  (f) Use of Proceeds. The proceeds from the Loan will be used solely for the purposes specified in the Recitals and for no other purpose.

                  (g) Valuation of Vessel. At least once each year and at any time following the occurrence of a Default hereunder, the Borrower shall provide to GE Capital, upon request by GE Capital but at the sole cost and expense of the Borrower, its certified written opinion of the Fair Market Sale Value of the Vessel based upon Borrower' s consultation with one or more independent ship brokers. "Fair Market Sale Value" shall mean the amount for which the Vessel could be sold on a charter-free basis in an arm's length transaction.

                  (h) Notice of Mortgage. The Borrower shall cause a certified copy of the First Preferred Mortgage, together with notice thereof, to be placed on board the Vessel, and shall furnish GE Capital with copies of the Masters' signed receipt therefor in form and substance satisfactory to GE Capital.

                  (i) Payment of Taxes. The Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except that the Borrower will not be required hereby to pay any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper and diligent legal proceedings, so long as none of the assets of the Borrower (including the Collateral) have been attached or arrested or if attached or arrested, such attachment or arrest has been fully bonded and fully lifted.

                  (j) Compliance with Laws Generally. The Borrower shall comply with the requirements of all applicable laws, including, without limitation, 15 U.S.C. 1175 and all similar state laws regulating the possession, use and operation of gaming devices on board the Vessel rules, regulations and orders of any court; governmental body or regulatory agency having jurisdiction, a breach of which could have a material adverse effect on its financial condition or its business, except where contested in good faith and by proper and diligent legal proceedings. At no time shall the Vessel operate out of jurisdictions under which the gaming operations of the type engaged in by the Borrower have been either prohibited or judicially challenged. At all times the Vessel shall carry on board all Gaming Permits, if any, required by applicable law.

                  (k) Collateral Account. The Borrower shall maintain a separate account (the "Collateral Account") with GE Capital or other financial institution acceptable to GE Capital for the purpose of payment of all amounts due under the Earnings Assignment and Insurances Assignment All funds on deposit in the Collateral Account shall be available to the Borrower until a Default or Event of Default shall have occurred and be continuing, in which case such funds may, at the option of GE Capital, be applied in prepayment of the Borrower's Obligations. If the Collateral Account is attached or levied upon by a third party, all payments to be made to the Collateral Account shall be made directly to GE Capital and not to the Collateral Account.

                  (l) Management Agreements. The commercial and technical management of the Vessel shall be performed by either the Borrower, the Guarantors, one or more of their subsidiaries or other companies acceptable to GE Capital. Upon the occurrence of an Event of Default, GE Capital shall have the right: (1) to require the Borrower to terminate any management agreement,
(2) to approve the terms of any subsequent management arrangement, (3) to require the Borrower to withhold for a period not in excess of three (3) months all management fees in respect of the Vessel (in which case such amounts so withheld shall comprise a debt subordinate in all respects to the

Borrower's obligations to GE Capital), and (4) to require each of the managers of the Vessel to agree to the foregoing.

                  (n) Collateral Generally. The Borrower at all times and without expenses to GE Capital shall (i) maintain and preserve, or cause to be maintained and preserved, the Collateral in good condition and working order,
(ii) use and maintain the Collateral only in compliance with all applicable laws and (iii) keep the Collateral free and clear of liens, claims and encumbrances (except for Permitted Liens).

                  (o) Vessel. At all times and without cost or expense to GE Capital, the Borrower shall maintain and preserve, or cause to be maintained and preserved, the Vessel in good running order and repair, so that the Vessel shall be, in so far as due diligence can make them so, tight, staunch, strong and sufficiently well tackled, appareled, furnished, equipped and in every respect seaworthy and in good operating condition. The Vessel shall, and the Borrower covenants that it will, at all times comply with all applicable laws, treaties and conventions of the United States of America and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Borrower will cause the Vessel to be drydocked as per U.S. Coast Guard requirements, if and to the extent applicable. The Borrower shall give GE Capital five (5) Business Days' prior written notice of drydocking of the Vessel so as to afford GE Capital the opportunity to be present and inspect the Vessel. The Borrower will not make, or permit to be made, any substantial change in the structure, type and speed of the Vessel, which might result in a decrease or reduction in the value or utility of the Vessel.

                  (p) Inspections: Vessel's Logs and Records. The Borrower at all times shall afford GE Capital or its authorized representatives full and complete access to the Collateral for the purpose of inspecting the same and, at the request of GE Capital, the Borrower will deliver for inspection copies of any and all documents relating to the Collateral including copies of the Vessel's logs and records. If GE Capital shall discover upon its inspection of the Vessel that the Vessel is in a condition of disrepair that materially affects its values, GE Capital shall have the immediate right to call for the drydocking and repair of the Vessel within thirty (30) days thereafter, upon notice to the Borrower and at the Borrower's sole cost and expense.

                  (q) Litigation. The Borrower shall promptly inform GE Capital of any pending or threatened litigation involving the Borrower or the Guarantors, where the amount claimed exceeds $250,000 (regardless of whether covered by insurance), and of any other event, condition or occurrence which might adversely affect or prejudice the timely repayment of all sums due under the Note or hereunder.

                  (r) Insurance Generally. At all times during the term hereof, the Borrower shall kept the Collateral insured against loss or damage by fire or extended coverage perils, theft, burglary and where requested by GE Capital against other risks as required thereby, for the full replacement value thereof, with companies, in amounts and under policies reasonably acceptable to GE Capital. The Borrower shall, if GE Capital so requires, deliver to GE Capital policies or certificates of insurance evidencing such coverage. Each policy shall name GE Capital as loss payee thereunder, shall not be subject to co-insurance, and shall provide for fourteen (14) days' prior written notice to GE Capital of the cancellation, non-renewal or material modification thereof. The Borrower hereby appoints GE Capital as its attorney-in-fact to make proof of loss, claim for insurance and adjustment with insurers, and to execute or endorse all documents, checks or drafts in connection with any payment made as a result of such insurance policies. Except as otherwise specifically provided for in subparagraph (s) below with respect to the Vessel, all insurance proceeds shall be made payable to the Borrower and GE Capital as their interests may appear and all insurance proceeds received as a result of any loss or damage to the Collateral (other than the Vessel) shall be applied, at GE Capital's option, to repair or replace the Collateral or to reduce the Obligations secured hereby.

                  (s) Insurance on Vessel. At all times during the term hereof, the Borrower shall obtain and keep the Vessel insured against the risks indicated below:

                           (1) marine hull insurance insuring the Vessel against
the usual risks, including collision, with a limit of not less than 100% of the Loan;

                           (2) protection and indemnity insurance (including
longshoreman and harbor worker's compensation insurance in form and amount required by applicable law), in the broadest form available (or under such form of policy as GE Capital may approve in writing) in an amount not less than $3,000,000;

                           (3 ) insurance against liability arising out of
pollution, spillage or leakage in connection with the conduct of the Vessel, in an amount not less than $3,000,000 per accident/occurrence; and

                           (4) mortgagee's interest insurance covering the risks
and in the amounts stated above.

         The Vessel shall not carry any cargoes nor proceed into any area then excluded by trading warranties under the above-referenced policies without first obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to GE Capital. All insurances shall be in form and with companies reasonably satisfactory to GE Capital. All insurance for loss or damage shall provide that losses, if any, shall be payable to GE Capital for distribution by it to itself and the Borrower, as their respective interests may appear. Notwithstanding the foregoing, unless otherwise required by GE Capital by notice to the underwriters, (i) any loss under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to the Borrower to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred, and (ii) in the case of any loss (other than a Total Loss as hereinafter defined) under any insurance with respect to the Vessel involving any damage to the Vessel, the underwriters may, so long as no Default or Event of Default, has occurred and upon receipt of evidence satisfactory to them of the completion of such repairs or other charges, pay directly for the repair, salvage or other charges involved or, if the Borrower shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Borrower as reimbursement therefor, provided, however, that if such damage involves a loss in excess of $250,000, the underwriters shall not make such payment without first obtaining the written consent thereto of GE Capital. Any loss covered by this paragraph which is paid to GE Capital but which might have been paid, in accordance with the provisions of this paragraph, directly to the Borrower or others, shall be paid by GE Capital to, or as directed by, the Borrower and all other payments to GE Capital of losses covered by this paragraph shall be applied by GE Capital as it, in its sole discretion, sees fit. The Borrower shall pay the premiums and calls, if any, therefor and deliver to GE Capital the policies of insurance or duplicates thereof, or other evidence satisfactory to GE Capital of such insurance coverages and of each rider and endorsement thereto or renewal thereof. In addition, the Borrower shall use its best efforts to furnish, or cause to be furnished, to GE Capital annually a detailed report signed by a firm of marine insurance brokers reasonably satisfactory to GE Capital as to the insurance maintained in respect of the Vessel, as to their opinion as to the adequacy thereof and as to the Borrower's compliance with the terms hereof. Each insurer shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to GE Capital, that it will give GE Capital fourteen (14) days' prior written notice of the effective date of any material alteration, cancellation or nonrenewal of such policy or policies.

         Upon the occurrence of Total Loss and provided any amount due hereunder is still outstanding, the Borrower shall give prompt notice thereof to GE Capital. After such notice that such a Total Loss has occurred, GE Capital shall apply all insurance proceeds received by it as a result of such Total Loss towards prepayment of the Note in accordance with Section 2.06 hereof, with the Borrower being liable for any deficiency.

                  (t) Financial Responsibility. The Borrower will comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Borrower or the Vessel with respect to pollution including, to the extent applicable, the International Convention of Maritime Pollution of 1973, the International Convention for the Safety of Life at Sea of 1974, the U.S. Water Pollution Act as amended by the Water Pollution Control Act Amendment of 1972, the U.S. Oil Pollution Act of 1990, as the same may be amended from time to time, and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade which the Vessel from time to time is engaged in.

                  (u) Insolvency. The Borrower shall provide GE Capital with written notice of the commencement of proceedings by or against it or the Guarantors under the applicable bankruptcy laws or other insolvency laws (as now or hereafter in effect), involving it or the Guarantors, as a debtor.

                  (v) Request for Information. The Borrower shall (i) keep and maintain accurate books and records, (ii) make entries on such books and records in form reasonably satisfactory to GE Capital disclosing GE Capital 7 assignment of, and security interest in and lien on, the Collateral and all proceeds thereof, (iii) furnish to GE Capital promptly upon request such other information, reports, contracts, invoices as GE Capital may from time to time request

                  (w) Bonding and Compliance with ERISA. To the extent applicable, the Borrower shall maintain at all times such bonding as is required by ERISA. As soon as practicable and in any event within fifteen (15) days after it knows or has reason to know that, with respect to any plan, a "reportable event" has occurred, the Borrower will deliver to GE Capital a certificate signed by its chief financial officer setting forth the details of such "reportable event".

                  (x) Notice of Hazardous Materials. Within ten (10) days after the Borrower obtains actual knowledge thereof, the Borrower shall immediately advise GE Capital in writing and deliver a copy of(a) any and all enforcement, clean-up, removal or other governmental or regulatory actions expected to cost in excess of Two Hundred Fifty Thousand United States Dollars ($250,000) instituted, completed or threatened pursuant to any applicable federal state or local laws, ordinances or regulations relating to any Hazardous Materials affecting the Collateral ("Hazardous Materials Laws"); and (b) all claims made or threatened by any third party against the Borrower in excess of Two Hundred Fifty Thousand United States Dollars ($250,000) relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to an "Hazardous Materials Claims").

                  (y) Possession. The Borrower shall continue to use the Collateral solely in its trade or business and except as otherwise permitted herein shall not part with possession thereof (except for maintenance and repair).

                  (z) Place of Business. The Borrower shall give GE Capital at least fifteen (15) Business Days' prior written notice of the change of its principal place of business, giving the complete address of such new place of business and execute and file Uniform Commercial Code financing statements, amendments or continuation statements in form and substance satisfactory to GE Capital, in such jurisdiction or jurisdictions as GE Capital shall request upon demand by GE Capital.

         Section 7.02. Negative Covenants. Until the Borrower's Obligations have been satisfied in full, the Borrower shall not:

                  (a) Change of Business. Make or permit any material change in the nature of its business.

                  (b) Liens. Create, incur, assume or suffer to exist any mortgage, security interest, pledge, lien or other charge or encumbrance on the Collateral (except for Permitted Liens).

                  (c) Assignments. Allow any insurances, charters, freights and subfreights (if applicable), hire or other earnings in respect of the Vessel to be assigned to any Person other than GE Capital.

                  (d) Flag; Etc. . Change the flag of the Vessel. In addition, without the prior written consent of GE Capital (which consent shall not be unreasonably withheld), the Borrower shall not change the name of the Vessel without first registering such name with the United States Trademark and Patent Office and granting GE Capital of a security interest therein, and any such written consent to any one change of the name of the Vessel or the hailing port or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of the name of the Vessel or the hailing port or port of documentation.

                  (e) Sale or Transfer of Collateral. Except as otherwise expressly permitted herein, sell or transfer the Collateral to any Person.

                  (f) Investments and Advances. Other than Investments, Advances and Contingent Liabilities made or incurred as of the date hereof, make any further Investments or Advances or incur any further Contingent Liabilities other than for:

                           (i)      Investments in Cash Equivalents.

                           (ii)     Investments received in settlement of
arms-length disputes with non-affiliates of the Borrower.

                           (iii)    Investments received as consideration for
asset sales made in arms-length transactions for fair market consideration.

                  (g) Additional Indebtedness. Provide or incur any additional indebtedness.

                  (h) Contingent Liabilities.  Incur any Contingent Liabilities.

                  (i) Dividends. Pay or declare dividends or distributions on capital stock if a Default or Event of Default has occurred and remains continuing or if a Default or Event of Default would result from the declaration and/or payment of such dividend or distribution on capital stock.

                  (j) Consolidation, Merger, Sale of Assets, etc.. Wind up its affairs, liquidate its assets or dissolve or enter into any transaction of merger or consolidation, or convey, sell, lease or Otherwise dispose of (or agree to do any of the forgoing) all or any substantial part of its property or assets.

                  (k) ERISA.

                           (i) At any time, permit any Pension Plan which is
maintained by it or to which it is obligated to contribute on behalf of its respective employees, to:

                                    (x) engage in any nonexempt "prohibited
transaction", as such term is defined in Section 4975 of the Code;

                                    (y) incur any material "accumulated funding
deficiency", as that term is defined in Section 3 02 of ERISA, or

                                    (z) suffer a termination event to occur
which may reasonably be expected to result in liability of such Borrower to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

                  (ii) Fail, upon the Borrower becoming aware thereof, promptly to notify GE Capital of the occurrence of any "reportable event" where reporting requirements as to the same have not been waived by the Pension Benefit Guaranty Corporation (as defined in Section 4043 of ERISA) or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by such Borrower or to which such Borrower is obligated to contribute on behalf of its employees or any trust created thereunder.

                  (iii) At any time, permit any Pension Plan which is maintained by it or to which it is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Effect.

                                  ARTICLE VIII

                          EVENTS OF DEFAULT: REMEDIES

         Section 8.01. Events of Default Remedies, etc. If any of the following events (each an "Event of Default" and collectively "Events of Default") shall occur and be continuing:

                  (a) the Borrower shall fail to pay, within five days after the date when the same becomes due, any installment of principal and/or interest due on the Note or to pay when due any other sum payable hereunder or under any of the other Loan Documents; or

                  (b) the Borrower shall sell, demise charter, mortgage, grant a security interest in, otherwise transfer or encumber (except for Permitted Liens) any of the Collateral, in each instance without the prior written consent of GE Capital; or

                  (c) the Borrower shall fail to procure, maintain in effect at all times, all required insurances on the Collateral; or

                  (d) the anticipatory repudiation by the Guarantors of their obligations under the Guaranty; or

                  (e) the Guarantors shall fail to perform or observe any of their obligations under the Guaranty (within any applicable grace or cure periods); or

                  (f) the Borrower or the Guarantors shall fail to perform or observe, or cause to be performed or observed, any other term, covenant or agreement contained herein or in any of the other Loan Documents or any certificate delivered pursuant thereto and such failure shall continue unremedied for a period of thirty (30) days after the giving of notice thereof; provided, however, that if such default is capable of being remedied but cannot be remedied within said thirty (30) day period, so long as the Borrower and/or Guarantors undertake to remedy such default within said thirty (30) day period and diligently pursues such cure, the Borrower and/or Guarantors shall have up to a total of sixty (60) days to effectuate such cure; or

                  (g) any representation or warranty made or deemed to be made by the Borrower hereunder or by the Borrower or the Guarantors in any of the other Loan Documents shall prove to be false or misleading in any material respect; or

                  (h) the Borrower or the Guarantors shall (i) fail to pay when due any indebtedness for borrowed money or any interest or premium thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue unremedied after the applicable grace period, if any, or (ii) fail to timely perform or observe any term, covenant or condition to be performed or observed by it under any agreement or instrument relating to any such indebtedness for borrowed money and such failure shall continue unremedied after the applicable grace period, if any, specified in such agreement or instrument; or

                  (i) a final judgment or order in excess of $250,000 (not otherwise covered by insurance) shall be rendered against the Borrower and/or the Guarantors and such judgment or order shall continue unsatisfied, in effect and unstayed or unbonded for a period of thirty (30) consecutive days; or

                  (j) the Borrower or the Guarantors shall (i) apply for or consent to the appointment of or the taking possession by a receiver, trustee, liquidator, assignee, custodian, sequestrator or the like of itself or of its property, (ii) fail generally or admit its inability to pay its debts as they mature, (iii) become insolvent, (iv) make a general assignment for the benefit of creditors, (v) commence a voluntary case under the bankruptcy laws of any jurisdiction, (vi) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (vii) take limited liability company action or other action for the purpose of effecting any of the foregoing; or

                  (k) an order, judgment, or decree shall be entered in any voluntary or involuntary case with or without the application, approval or consent of the Borrower or the Guarantors, by a court or governmental agency of competent jurisdiction, granting relief under or approving a petition seeking reorganization, or appointing a receiver, trustee, liquidator, assignee, custodian, sequestrator or the like of the Borrower or the Guarantors or of the property of either of them, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) consecutive days; or

                  (l) any notice shall have been issued by the United States Coast Guard to the effect that the Vessel is subject to deletion from registry or the certificate of documentation of the Vessel is subject to revocation or cancellation, for any reason whatsoever; or

                  (m) GE Capital fails to hold duly recorded first preferred mortgage or security interest on the Vessel or a first priority security interest in all other Collateral;

                  (n) the Borrower shall be in default under any other obligation to GE Capital, or under any obligation to-any other person for the payment of borrowed money, for the deferred purchase price of property, or for the payment of any rent under any lease agreement covering real or personal property, and the applicable grace period with respect thereto shall have expired;

                  (o) a material adverse change in the financial condition of either the Borrower or the Guarantors, which in the opinion of GE Capital may adversely affect the ability of the Borrower or the Guarantors (as the case may be) to perform their obligations hereunder, under the Note or under any of the other Loan Documents, and such change is not cured to the satisfaction of GE Capital within thirty days after written notice to the Borrower; or

                  (p) a default or an event of default shall occur under any of the other Loan Documents (after giving effect to any applicable grace or cure period); or

                  (q) legislation is passed which (or any Gaming Authorities act to) suspends, revokes or otherwise materially restricts the Borrower's authority to engage in Casino Gaming Operations aboard the Vessel; or

                  (r) a change of ownership or dissolution, merger, consolidation, liquidation or reorganization of the Borrower or Leisure Time Technology, Inc., then, and in any such event, (A) GE Capital at its option, may declare the Note to be in default and accelerate payment of all sums due hereunder, whereupon all such amounts shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby waives, (B) GE Capital may terminate any charter or management agreement (if any) relating to the Vessel, (C) may withhold for a period of up to three (3) months all management fees due the managers of the Vessel, (D) set-off against and debit any account maintained by Borrower with GE Capital or its agent directly for any sums due GE Capital hereunder and under the Note; (E) immediately proceed against the Guarantors under the Guaranties; (F) immediately proceed against the Vessel under the First Preferred Mortgage; (G) GE Capital may exercise any or all other remedies available to it under any of the Loan Documents or any applicable law, provided, however, if a default occurs under subparts (j) and (k) of this
Section 8.01, no such declaration shall be necessary and subpart (A), ( B),
(C), (D), (E), (F) and (G) hereof shall operate as if such declaration had been made. The rights and remedies of GE Capital hereunder and under any documents or instruments executed pursuant hereto are cumulative, and recourse to one or more rights or remedies shall not constitute a waiver of the others or an election of remedies. It is mutually agreed that commercial reasonableness and good faith require the giving of no more than ten (10) days ' prior written notice of the time and place of any public sale of any Collateral or of the time after which any private sale or any other intended disposition thereof is to be made, and at any such public or private sale, subject to limitations of law, GE Capital, its agents and/or nominees, may purchase any or all of the Collateral. If the net proceeds of any disposition of Collateral exceed the amount then due and owing, whether by acceleration, normal maturity or otherwise, such excess will be remitted to Borrower or whomsoever shall be entitled thereto. Borrower shall remain liable for any deficiency remaining after disposition of the Collateral.

         If Borrower fails to perform or comply with any of its obligations contained herein, GE Capital shall have the right, but shall not be obligated, to effect such performance or compliance and Borrower shall, within ten (10) days from the date of demand, immediately reimburse GE Capital for such sums so expended, together with interest thereon at the late charge rate specified in the Note for the actual number of days elapsed from date of payment by GE Capital to the date on which Lender receives payment thereof from Borrower. Failure of Borrower to pay and promptly discharge the aforesaid debts and obligations shall constitute an Event of Default under this Agreement, but the payment of the same by GE Capital pursuant to this Section shall not cure or constitute a waiver of such Event of Default. Upon an Event of Default, all payments received by GE Capital from or on behalf of Borrower may be applied by GE Capital to any installment(s) due and payable under the Note as GE Capital may determine in its sole discretion, without notice to or consent of Borrower, Borrower hereby expressly waiving (to the extent permitted by law) all rights to make or manifest any binding instruction upon GE Capital as to application of such payments other than as herein provided. Acceptance by GE Capital of partial payment(s) or performance by the Borrower or the Guarantors or by any other third party shall not be construed as a waiver of any Event of Default, nor shall the same affect or in any way impair the rights and remedies of GE Capital hereunder.

         In the event this Agreement, the Note or any other Loan Documents are placed in the hands of an attorney for collection of money due or to become due or to obtain performance of any provision hereof, the Borrower agrees to pay all reasonable attorneys' fees incurred by GE Capital, and further agrees that payment of such fees is secured hereunder. The Borrower and GE Capital agree that such fees to the extent not in excess of twenty percent (20%) of subject amount owing after default (if permitted by law, or such lesser sum as may otherwise be permitted by law) shall be deemed reasonable.

         GE Capital's rights and remedies hereunder or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of GE Capital to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. GE Capital shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by the Borrower unless such waiver be in writing and signed by GE Capital. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01. Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by GE Capital and then such waiver or consent shall be effective only in the specific-instance and for the specific purpose for which given.

         Section 9.02. Notices, etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic communications) and mailed telexed, telecopied, telegraphed or delivered as follows:

To the Borrower:

         Leisure Belle Cruise L.L.C.
         5825-B Peachtree Corners East
         Norcross, Georgia 30092
         Attn: Eldon Rance
         Facsimile No.: (770) 446-2211
with copies to:

         Leisure Time Technology, Inc.
         5825-B Peachtree Corners East
         Norcross, Georgia 30092
         Attn: Eldon Rance
         Facsimile No.: (770) 446-2211

         Leisure Time Casinos & Resorts, Inc.
         1248 Miller Road
         Avon, Ohio 44052
         Attn: Mr.  A.  N.  Johnson
         Facsimile No.: (216) 934-1027

         Smith McCullough, P.C.
         4643 S.  Ulster Street
         Suite 900
         Denver, Colorado 80237
         Attn: Thomas S.  Smith, Esq.
         Facsimile No.: (303)221-6001


To GE Capital:

         General Electric Capital Corporation
         Commercial Equipment Financing
         44 Old Ridgebury Road
         Danbury, Connecticut 06810-5105
         Facsimile No.: (203) 796-1315

With a copy to:

         Region Counsel
         General Electric Capital Corporation
         777 Long Ridge Road, Building B, First Floor
         Stamford, Connecticut 06927
         Telecopy: (203) 703-1777

or to such other address as shall be designated by such part in a written notice to the other party . All such notices and communications shall, when mailed be sent by first class registered mail postage prepaid and be effective 5 days after being deposited in the US mails addressed as aforesaid. All notices sent by telex shall be effective when sent, provided that (i) an appropriate answer back has been received by the sending party and (ii) such telex transmission is confirmed by mailing to the receiving party at its address given above, a copy of such telex postage prepaid by first class mail (air mail if international). All other forms of written notice or other communication shall be effective upon receipt.

         Section 9.03. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 9.04. Service of Process and Consent to Jurisdiction: Waiver of Immunity. The Borrower hereby irrevocably submit itself to the non-exclusive jurisdiction of the Federal and State courts located in the State of New York, in any action brought against the Borrower under this Agreement, the Note or any other Loan Document and agrees that a summons and complaint commencing any action or proceeding in such court shall be properly served if delivered personally or by certified mail, postage prepaid, return receipt requested to the Borrower at its address set forth in Section 9.02 above, or otherwise served under the laws of the State of New York, and the Borrower hereby waives any objection to venue and jurisdiction which the Borrower may now or hereafter have. The Borrower shall promptly notify GE Capital of any change in such address. Nothing herein shall affect the right of GE Capital to serve process in any other matter prescribed by law or the right of GE Capital to bring legal proceedings in any other competent jurisdiction.

         Section 9.05. No Remedy Exclusive. Each and every right, power and remedy given to GE Capital in this Agreement, the Note and the Loan Documents shall be cumulative and shall be in addition to every other right, power and remedy herein or therein given now or hereafter existing at law, in equity, in admiralty, by statute or otherwise. Each and every right, power and remedy whether given therein or otherwise existing may be exercised from time to time as often and in such order as may be determined by GE Capital, and neither the failure or delay in exercising any power or right nor the exercise or partial exercise of any right, power or remedy shall be construed to be a waiver of or acquiescence in any default therein; nor shall the acceptance of any security or of any payment of or on account of any loan, any promissory note, Advances, obligations, expenses, interest or fees maturing after a default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future default or of any past default not completely cured thereby.

         Section 9.06. Payment of Costs. Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby agrees to pay (a) all costs and expenses incurred by GE Capital (including the fees and expenses of its counsel) in connection with the preparation, execution and delivery of this Agreement and any other Loan Document or any amendment to any Loan Document, and (b) all losses, costs and expenses (including, but not limited to, attorneys' fees and expenses) in connection with (i) the preservation of any rights of GE Capital under, or legal advice in respect of, the rights or responsibilities of GE Capital under this Agreement and the other Loan Documents or (ii) the enforcement of any of the Loan Documents. The Borrower further agrees to indemnify and hold GE Capital harmless from and against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, filing or recordation of this Agreement or any of the other Loan Documents.

         Section 9.07. Further Assurances. The Borrower agrees to execute such other and further assurances and documents as in the opinion of GE Capital reasonably may be required more effectively to carry out the terms of this Agreement or of any of the other Loan Documents.

         Section 9.08. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original but all such counterparts shall together constitute but one and the same instrument.

         Section 9.09. Headings. The titles of the Articles and the Section headings of this Agreement are for convenience only and shall not affect the construction of this Agreement

         Section 9.10. Severability. If any term or provision of this Agreement or any of the other Loan Documents shall be determined to be invalid or Unenforceable for any reason, such determination shall not adversely affect any other term or provision of this Agreement or such other Loan Document which shall remain in full force and effect and the effect of such determination shall be limited to the territory or the jurisdiction in which made.

         Section 9.11. Survival. The Borrower's agreements, representations, warranties and conditions contained in this Agreement and made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement until the Note and the interest thereon shall have been paid in full in accordance with the terms of this Agreement and the Note and any and all other moneys, payments, obligations and liabilities which the Borrower shall have made, incurred or become liable for pursuant to the terms of this Agreement or any of the other Loan Documents shall have been paid in full. All statements contained in any certificate or other instrument delivered pursuant to the provisions of this Agreement shall constitute representations and warranties by the Borrower under this Agreement.

         Section 9.12 WAIVER OF TRIAL BY JURY. THE BORROWER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION, BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY AMOUNTS SECURED HEREBY, ANY DEALINGS BETWEEN THE BORROWER AND GE CAPITAL RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY RELATED TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMISNTS OR MODIFICATIONS TO THIS AGREEMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         Section 9.13. Assignment. GE Capital may assign any or all of its rights and obligations hereunder or under any of the other Loan Documents upon notice to but without the consent of the Borrower and the Borrower hereby waives any defense, counterclaim or cross-complaint by the Borrower against the assignee, agreeing that GE Capital shall be solely responsible therefor. Additionally, GE Capital may upon notice to but without the consent of the Borrower sell to any other Person participations in the Loan. Upon its receipt of notice thereof, the Borrower shall acknowledge the same in writing and, in the case of any such assignment, shall agree to comply with all instructions given to it by such assignee as to the interests thereby assigned. Without the prior written consent of GE Capital, the Borrower may not assign any of its rights or obligations hereunder to any Person.

[Remainder of page intentionally left blank]


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, as of the day and year first above written.

W1TNESS:                         GENERAL ELECTRIC CAPITAL CORPORATION


/s/                              By: /s/                               SEAL)
------------------------------      ----------------------------------------



WITNESS:                         LEISURE BELLE CRUISE L.L.C.

                                 By: LEISURE TIME CRUISE CORPORATION,
                                        Its sole member

/s/                              By: /s/                               SEAL)
------------------------------      ----------------------------------------

                                                                      Schedule 1


                      DESCRIPTION OF ADDITIONAL COLLATERAL


         All non-gaming equipment and other personal property used in connection with the operation of the Vessel and in all earnings, insurance and requisition compensation of the Vessel.